AGREEMENT AND PLAN OF MERGER


                       dated June 20, 1996


                          by and among


                      WISMER-MARTIN, INC.,


                PHYSICIAN COMPUTER NETWORK, INC.,


                               AND


                   NORTHWEST ACQUISITION CORP.

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                  AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated June 20, 1996 (the "Agreement"), by and among WISMER-MARTIN, INC., a Washington corporation (the "Company"), PHYSICIAN COMPUTER NETWORK, INC., a New Jersey corporation ("PCN"), and NORTHWEST ACQUISITION CORP., a Washington corporation that is a wholly-owned subsidiary of PCN ("Merger Sub").

     WHEREAS, the Boards of Directors of PCN, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein, and have approved the merger;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, PCN, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, PCN, Merger Sub and the Company hereby agree as follows:


                            ARTICLE I

                           THE MERGER

     Section 1.1  The Merger.  At the Effective Time (as defined in
Section 1.2) and subject to the terms and conditions contained herein, Merger Sub shall be merged with and into the Company (the "Merger") (Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations"), in accordance with the Washington Business Corporation Act (the "WBCA"), and the separate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation of the Merger (the "Surviving Corporation"). At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for
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stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. At PCN's election, any direct wholly-owned Subsidiary (as defined in Section 1.7(c) hereof) of PCN incorporated under the laws of the state of Washington may be substituted for Merger Sub as a constituent corporation in the Merger, in which event, the parties shall execute an appropriate amendment to this Agreement in form and substance reasonably satisfactory to PCN and the Company in order to reflect such substitution.

     Section 1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger in substantially the form attached hereto as Exhibit I (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Washington, for filing as provided in the WBCA, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Washington (the "Effective Time" and the date on which the Effective Time occurs is referred to herein as the "Effective Date").

     Section 1.3 Closing. The closing of the Merger (the "Closing") will take place as soon as practicable (but in no event later than the second Business Day (as defined below)) after the latest to occur of the conditions set forth in Article VI having been fulfilled or having been waived in accordance with this Agreement (the "Closing Date"), at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, unless another date or place is agreed to in writing by the parties hereto. For purposes of this Agreement, "Business Day" means any day other than: (i) a Saturday or Sunday; and (ii) a day on which banks in the state of Washington or the state of New York are required or permitted to be closed.

     Section 1.4  Articles of Incorporation.  The Articles of
Incorporation of Merger Sub, as in effect immediately prior to the

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Effective Time, shall be the articles of incorporation of the
Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCA, except for the changes thereto specified in the Certificate of Merger.

     Section 1.5 By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the articles of incorporation of the Surviving Corporation and of the WBCA.

     Section 1.6 Directors and Officers. The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until the successors of all such persons shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and by-laws.

     Section 1.7 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Common Stock (as defined below) or of any capital stock of Merger Sub:

               (a) Each share of the capital stock of Merger Sub which is issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

               (b) Each share of the Company's common stock, par value $.001 per share (the "Common Stock"), which is issued and outstanding immediately prior to the Effective Time, except those held by stockholders who validly perfect dissenters' rights under the WBCA, shall be converted into the right to receive (the "Merger Consideration"): (x) the Common Stock Cash Consideration (as defined in Section 1.8 below), without interest; and (y) that number (the "Conversion Number") of shares of duly authorized, validly issued, fully paid and non-assessable shares of PCN's common stock, $.01 per share (the "PCN Stock"), computed in accordance with Section 1.9. Anything contained in this Agreement to the contrary notwithstanding, in the event that the per share Market Price (as defined in Section 1.9 below) of PCN Stock on the Trigger Date (as defined in Section 1.9 below) is less than or equal to nine dollars ($9.00), then, at PCN's option (the "All Cash Option"), in lieu of the consideration described in clauses (x) and
(y) of the immediately preceding sentence, the "Merger Consideration" shall be an amount in cash equal to (A) $14,000,000;

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divided by (B) the Common Share Number (as defined in Section 1.8 below). All shares of Common Stock, and each holder of a certificate representing such shares of Common Stock, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.11, without interest.

               (c) All shares of the Common Stock and all other shares of capital stock of the Company that are owned by the Company as treasury stock and any shares of the Common Stock or other shares of capital stock of the Company owned by the Company or any wholly-owned Subsidiary of the Company, shall be canceled. As used in this Agreement, a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 1.8 Common Stock Cash Consideration. As used herein, the "Common Stock Cash Consideration" means the amount equal to: (a) $1,980,000 (subject to adjustment as provided in Section 1.9); divided by (b) the Common Share Number (as defined below). As used herein, the "Common Share Number" means the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time.

     Section 1.9 Conversion Number. As used herein, the Conversion Number means the amount equal to: (a) the Adjusted PCN Share Number (as defined below); divided by (b) the Common Share Number. As used herein, the "Adjusted PCN Share Number" means 935,000; provided, however, that, in the event that on the third business day prior to the Effective Time (the "Trigger Date") the aggregate Market Price (as hereinafter defined) of 935,000 shares of PCN Stock is: (i) less than $9,350,000, then the Adjusted PCN Share Number shall be increased to equal such number of shares of PCN Stock as has an aggregate Market Price on the Trigger Date equal to $9,350,000; or (ii) is greater than $11,453,750, then the Adjusted PCN Share Number shall be decreased to equal such number of shares of PCN Stock as has an aggregate Market Price on the Trigger Date equal to $11,453,750. Notwithstanding the foregoing,

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in the event that stockholders of the Company exercise dissenters'
rights as provided in Section 1.10 and, as a result, assuming for such purpose that each Dissenting Share (as defined in Section 1.10) is entitled to receive, in lieu of the Merger Consideration, an amount in cash (the "Dissenting Share Amount") equal to (i) the Common Stock Cash Consideration plus (ii) the Market Price of the Conversion Number of shares of PCN Stock on the Trigger Date, the aggregate Market Price of the Adjusted PCN Share Number of PCN Stock (less the aggregate number of shares of PCN Stock into which the Dissenting Shares would have been convertible pursuant to
Section 1.7 had such dissenting stockholders not demanded dissenters' rights) on the Trigger Date constitutes less than eighty-percent (80%) of the sum (the "Total Merger Consideration") of the aggregate dollar value of (A) the Merger Consideration plus
(B) the Dissenting Share Amount, then (x) the aggregate number of shares PCN Stock issued to non-Dissenting Shareholders (the "Stock Consideration") shall be increased to equal such number of shares of PCN Stock as has an aggregate Market Price equal to eighty-percent (80%) of the Total Merger Consideration and (y) the aggregate amount of Common Stock Cash Consideration paid to non-Dissenting Shareholders shall be decreased by the aggregate Market Price of the number of shares of PCN Stock added to the Stock Consideration pursuant to the preceding clause (x). As used herein, the "Market Price" of each share of PCN Stock means the average of the closing sale price of a share of PCN Stock as reported on the NASDAQ Stock Market during the fifteen (15) trading days immediately preceding the date of the determination.

     Section 1.10 Dissenters' Rights. Shares of Common Stock that have not been voted for the adoption of the Merger and with respect to which dissenters' rights shall have been properly demanded in accordance with the WBCA ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.7 on or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal in accordance with applicable law or becomes ineligible for such appraisal, at which time such shares shall be converted into and represent the right to receive the Merger Consideration, without interest, as set forth in Section 1.7. The Company shall give PCN: (i) prompt notice of any written demand for appraisal, withdrawals of demands for appraisal and any other instrument in respect thereof received by the Company; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of PCN, settle or offer to settle any such demand.


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     Section 1.11  Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, PCN shall deposit, or shall cause to be deposited, with American Stock Transfer and Trust Company, or such other bank or trust company which shall be mutually acceptable to the parties hereto (the "Exchange Agent"), for the benefit of holders of shares of Common Stock, for exchange in accordance with this Section 1.11, through the Exchange Agent: (i) certificates representing the Adjusted PCN Share Number of PCN Stock; (ii) the estimated amount of cash to be paid pursuant to Section 1.11(e); and (ii) all funds necessary to pay the Cash Consideration for shares of Common Stock converted by reason of the Merger (in each case other than Merger Consideration with respect to Dissenting Shares) (together, all such certificates and cash being hereinafter referred to as the "Exchange Fund").
The Exchange Agent shall deliver, pursuant to irrevocable instructions, the Cash Consideration, the shares of PCN Stock contemplated to be issued pursuant to Section 1.7 and the cash to be issued pursuant to Section 1.11(e) out of the Exchange Fund.
The Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.7: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as PCN and the Company may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Cash Consideration and shares of PCN Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by PCN, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to this Section 1.17, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, the Cash Consideration may be paid to and certificates representing the proper number of shares of PCN Stock may be issued to a transferee if the Certificate representing such Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by
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evidence that any applicable stock transfer taxes have been paid.
Until surrendered as contemplated by this Section 1.11, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the PCN Stock held by it from time to time hereunder.

          (c)  Distributions with Respect to Unexchanged Shares.
No dividends or other distributions with respect to PCN Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of PCN Stock represented thereby and no cash payment (including, without limitation, cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to this Section 1.11 until the surrender of such Certificate in accordance with this Section 1.11.

Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of PCN Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of PCN Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of PCN Stock.

          (d) No Further Ownership Rights in Common Stock. All shares of the PCN Stock issued, together with the Cash Consideration paid, upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.11(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Common Stock and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock which were outstanding
immediately prior to the Effective Time.   If, after the Effective
Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.11.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of PCN Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of PCN. Notwithstanding any other provision of this Agreement, each holder of shares of Common Stock exchanged pursuant to the Merger who would otherwise have been
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entitled to receive a fraction of a share of PCN Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of PCN Stock multiplied by the Market Price of a share of PCN Stock on the Effective Date.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed for 180 days after the Effective Time shall be delivered to PCN, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 1.11 shall thereafter look only to PCN for delivery of the Merger Consideration.

          (g) No Liability. None of PCN, Merger Sub, the Company nor the Exchange Agent shall be liable to any holder of shares of Common Stock or PCN Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund (or by PCN after the Exchange Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At such time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any Governmental Entity (as defined in Section 2.2(c)), such amounts shall, to the extent permitted by applicable law, become the property of PCN free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by PCN, on a daily basis. Any interest and other income resulting from such investments shall be paid to PCN.

     Section 1.12 Taking Necessary Action; Further Action. PCN, Merger Sub and the Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

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                           ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF PCN AND MERGER SUB

      PCN and Merger Sub hereby represent and warrant to the Company as follows:

     Section 2.1 Organization, Standing and Power. Each of PCN and Merger Sub: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 8.3). Each of PCN and Merger Sub has previously made available to the Company complete and correct copies of its presently effective Articles of Incorporation and By-Laws.

     Section 2.2    Authority Relative to This Agreement. (a)
PCN and Merger Sub have all necessary corporate power and corporate authority to execute and deliver this Agreement and each PCN Document (as hereinafter defined) to which PCN and/or Merger Sub, as the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by PCN and Merger Sub and of each PCN Document by PCN and/or Merger Sub, as the case may be, and the consummation by PCN and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PCN and Merger Sub. This Agreement has been, and each PCN Document will be, duly executed and delivered by PCN and/or Merger Sub, as the case may be, and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the legal, valid and binding obligation of PCN and/or Merger Sub, as the case may be, enforceable against PCN and/or Merger Sub, as the case may be, in accordance with its terms. As used herein, PCN Document means each or any instrument executed and delivered by PCN or Merger Sub in connection with the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by PCN and Merger Sub does not, and the consummation of the transactions contemplated hereby by PCN and Merger Sub will not: (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or By-Laws of PCN or Merger Sub; or (ii) except as to which requisite waivers or consents have been obtained
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and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.2(c) are duly and timely obtained or made, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets or property, right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation"), of any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, concession, franchise, license, judgment, order, decree, or, to PCN's knowledge, any statute, law, ordinance, rule or regulation applicable to PCN and Merger Sub or their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to PCN or Merger Sub to validly execute and deliver this Agreement or to effect the Merger, except for: (i) the filing with the Securities and Exchange Commission ("SEC") of (A) a proxy statement in definitive form relating to the meetings of the Company's stockholders to be held in connection with the Merger, as amended or supplemented (such definitive proxy statement, as it may be amended or supplemented from time to time, the "Proxy Statement"); (B) ,and effectiveness of, a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of the PCN Stock pursuant to this Agreement, as amended or supplemented (such registration statement, as it may be amended or supplemented from time to time, the "S-4"); and (C) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Securities Act, the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Washington; (iii) such filings and approvals as may be required by applicable "blue sky" or takeover laws; and (iv) filing with the NASDAQ Stock Market for the listing of the shares of PCN Stock issuable upon exchange of the Common Stock (and after the Effective Time, the shares of PCN Stock issuable upon the exercise of Options (as defined in Section 5.7)).

     Section 2.3 Issuance of PCN Stock. All shares of PCN Stock which are to be issued pursuant to the Merger will be, when issued
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in accordance with the terms thereof, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     Section 2.4    SEC Documents; Financial Statements.   (a) PCN
has filed all forms, reports and documents required to be filed by PCN with the SEC and has heretofore delivered to the Company, in the form filed with the SEC, its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "PCN 10-K"), its Quarterly Report on Form 10-Q for the period ending March 31, 1996 (the "PCN 10-Q") and any Current Reports on Form 8-K filed by PCN with the SEC since March 31, 1996 (the "PCN 8-K" and, together with the PCN 10-K and the PCN 10-Q, the "PCN SEC Documents"). As of their respective dates: (i) the PCN SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such PCN SEC Documents; and (ii) none of the PCN SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of PCN included in the PCN SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of PCN and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of PCN for the periods then ended.

     Section 2.5    Absence of Certain Changes or Events.   Since
March 31, 1996 to the date hereof (except as disclosed in the PCN SEC Documents), PCN and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date to the date hereof, (except as disclosed in the PCN SEC Documents) there has not been any change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of PCN or any of its Subsidiaries having a Material Adverse Effect.



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     Section 2.6    Finders and Investment Bankers.  No broker,
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any other transaction contemplated hereby on account of any actions taken by PCN or Merger Sub.

     Section 2.7 Information Supplied. None of the information supplied or to be supplied by PCN for inclusion or incorporation by reference in: (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement will, at the date mailed to stockholders of the Company and at the times of any meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to PCN or Merger Sub or other information supplied by PCN for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, insofar as it relates to PCN or Merger Sub or other information supplied by PCN for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 2.8 Disclosure. No representation or warranty by PCN or Merger Sub in this Agreement and no statement contained in any document or other writing furnished or to be furnished to the Company or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading.

All copies of all documents delivered to the Company or any of its representatives pursuant hereto are true, complete and accurate in all material respects. There has been no event or transaction which has occurred or information which has come to the attention of PCN (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Material Adverse Effect.

                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to PCN and to Merger Sub as follows:

     Section 3.1 Organization, Standing and Power. Each of the Company and its Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted; and
(iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect. Set forth in the Company's disclosure schedule previously delivered to PCN (the "Disclosure Schedule"), is a true and complete list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization and the jurisdictions in which the Company or any of its Subsidiaries are qualified or licensed to do business. The Company has previously made available to PCN complete and correct copies of the presently effective Articles of Incorporation and By-Laws of the Company and its Subsidiaries.

     Section 3.2 Capital Structure. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock.

          (b)  As of the date hereof 16,325,461 shares of Common
Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to preemptive rights.

As of the date hereof, 528,333 shares of Common Stock are reserved for issuance pursuant to options outstanding as of the date hereof (whether or not vested).

          (c) All outstanding shares of capital stock of the Subsidiaries of the Company are owned directly by the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature (collectively, "Liens") other than the Liens referred to in the Disclosure Schedule. Set forth in the Disclosure
Schedule is a true and complete schedule of all options which are outstanding as of the date hereof, the number of shares of Common Stock for which such options are exercisable, the exercise price of the option, the dates on which such options become exercisable and the identity and the last known address of the optionee. Except as set forth in this Section 3.2, there are not outstanding any: (i) shares of capital stock or other voting securities of the Company;
(ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of the Company or any of its Subsidiaries;
(iii) options, warrants, calls, rights (including preemptive

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rights), commitments, agreements or understandings to which the
Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, agreement or understanding; or
(iv) stock appreciation or other similar or related right which is measured by, and no person has or has the right or interest to acquire any equity interests in the Company or any of its Subsidiaries or any interests measured by, the value of the capital stock or the income, profits or other results of the operations or conduct of the business of the Company or any of its Subsidiaries. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company.

     Section 3.3 Authority Relative to This Agreement. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and each Company Document (as hereinafter defined) and, subject to adoption of this Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote thereon (the "Company Vote"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each Company Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company subject to adoption of this Agreement by the Company Vote. This Agreement has been and each Company Document will be duly executed and delivered by the Company and, subject to adoption of this Agreement by the Company Vote, and assuming this Agreement constitutes the valid and binding agreement of PCN and Merger Sub, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. As used herein, "Company Document" means each or any instrument executed and delivered by the Company in connection with the transactions contemplated hereby.

          (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby by the Company will not: (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries; or (ii) except as to which requisite waivers or consents have been obtained and assuming the consents, approvals,

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authorizations or permits and filings or notifications referred to in Section 3.2(c) are duly and timely obtained or made and the approval of this Agreement by the Company Vote has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, real property lease, Benefit Plan (as defined in Section 3.15) or other Material Contract (as defined in Section 3.19), judgment, order, decree, or, to the Company's knowledge, any statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries to validly execute and deliver this Agreement or to effect the Merger, except for: (i) the filing with the SEC of (A) the Proxy Statement; and (B) such reports under
Section 13(a) of the Exchange Act, and such other compliance with the Securities Act, the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Washington; (iii) such filings and approvals as may be required by applicable "blue sky" or takeover laws; and (iv) such other required consents as are set forth on the Disclosure Schedule.

     Section 3.4    SEC Documents; Financial Statements.  (a)
The Disclosure Schedule sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since June 30, 1993 (the "Company SEC Documents"), including, without limitation, the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995 (the "Company 10-KSB") and the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1996 (the "Company 10-QSB"). As of their respective dates: (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be

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indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the
SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of the Company for the periods then ended.

          (c) The Company has delivered to PCN correct and complete copies of the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at March 31, 1996, and the audited related consolidated statements of operations, cash flows and changes in shareholders' equity for the nine-month period then ended and the notes thereto, together with a report thereon by BDO Seidman & Company (the "Audited Financial Statements"). The Audited Financial Statements: (i) are in accordance with the books and records of the Company and its Subsidiaries; (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (iii) fairly present in accordance with applicable requirements of GAAP the consolidated balance sheets of the Company and its consolidated Subsidiaries as at their respective dates and the consolidated statements of operations, cash flows and changes in shareholders' equity for the period then ended. The reserves provided for on the Audited Financial Statements with respect to contingent liabilities of the Company are adequate to cover all costs, expenses, liabilities and damages associated with such contingent liabilities.

     Section 3.5 No Undisclosed Material Liabilities. Since June 30, 1995, neither the Company nor any of its Subsidiaries has incurred any material obligations or liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities provided for in the Company SEC Documents (or disclosed in the notes thereto) filed by the Company with the SEC since June 30, 1995; (ii) liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1995, none of which were entered into for inadequate consideration; (iii) liabilities under this Agreement; (iv) liabilities disclosed in the Disclosure Schedule; and (v) liabilities disclosed in the Audited Financial Statements.

     Section 3.6 Absence of Certain Changes or Events. Except as set forth in the Disclosure Schedule, any Company SEC Document filed by the Company with the SEC since June 30, 1995 or the Audited Financial Statements, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a

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manner consistent with past practice and, since such date, neither the Company nor any of its Subsidiaries has: (i) suffered any change in the business, results of operations, properties (including any intangible properties), financial condition, assets or liabilities of the Company or any of its Subsidiaries which, individually or in the aggregate, has a Material Adverse Effect;
(ii) incurred damage to or destruction of any of the Company's assets by casualty, whether or not covered by insurance, in an amount in excess of $20,000 or suffered or became subject to any pending or threatened condemnation of property; (iii) made any change in the nature of its business; (iv) mortgaged, pledged, assigned, hypothecated or subjected to any lien or any other encumbrance any of the assets; (v) sold, transferred or leased any of its assets, except, in each case, in the ordinary course of business and consistent with past practice; (vi) sold, assigned, transferred, or granted any rights under or with respect to, any of its licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset, in each case, other than in the ordinary course of business consistent with past practice; (vii) amended or terminated any of its Material Contracts other than in the ordinary course of business consistent with past practice; (viii) waived or released any other rights having a value in excess of $20,000 in the aggregate; (ix) incurred or entered into any agreement to incur indebtedness for borrowed money or guaranteed any liability or obligation of any other person for borrowed money; (x) suffered any labor dispute; (xi) made or granted any increase in wage or salary to any employee or granted any severance or termination pay to any officer, director or employee (other than in the ordinary course of business consistent with past practice or contractual obligations) or entered into any employment agreement with any officer or employee; (xii) made any increase in or commitment to increase any employment benefit or adopted or made any commitments to adopt any additional employee benefit plan; (xiii) made any change in any method of accounting or accounting practice employed by the Company or any of its Subsidiaries; (xiv) written down the value of inventory or written off notes or accounts receivable other than in the ordinary course of business; (xv) declared, set aside or paid any dividends or distributions in respect of the shares of its capital stock or any issuance, sale, transfer by the Company, or commitment to issue, sell or transfer any shares of its capital stock or any redemption, purchase or other acquisition of any of its securities; or (xvi) received notice of a default under any Material Contract (as defined in Section 3.19).

     Section 3.7 Real Estate. (a) Neither the Company nor any of its Subsidiaries have any interest in real property other than as disclosed in the Disclosure Schedule or as a lessee of the property demised under the Real Property Leases (as hereinafter defined).

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

All real property which is now or was previously owned by the Company or any of its current or former Subsidiaries is listed in the Disclosure Schedule (all such real property currently owned referred to herein as the "Owned Property" and all such real property formerly owned or leased referred to as the "Former Property").

          (b) The leasehold estates listed in the Disclosure Schedule are all of the leasehold estates under which the Company or any of its Subsidiaries is a lessee, sublessee or sublessor of any real property or interest therein (collectively, the "Real Property Leases") (the premises demised under the Real Property Leases, together with the Owned Property, are, collectively, referred to herein as the "Real Property"). No proceeding is pending or, to the best knowledge of the Company, threatened, for the taking or condemnation of all or any portion of the Real Property. Except as disclosed in the Disclosure Schedule, the Company or its Subsidiary, as the case may be, holds valid title to the Owned Property, leasehold estates and the Real Property Leases free and clear of any encroachment, sublease, right of occupancy or use of any third party, mortgage, pledge, lien, security interest, encumbrance, claim, charge, covenant, conditional limitation or other restriction of any kind, except for: (i) real property taxes, if any, affecting the Owned Properties or the properties of which the premises demised under the Real Property Leases form a part, not yet due and payable or for which adequate provision has been made; (ii) landlord's liens, encumbrances, and other restrictions set forth in the Real Property Leases or related documents or imposed by applicable law; (iii) easements, rights-of-way, restrictions, minor defects or irregularities in title, and other encumbrances not interfering in any material respect with (x) the ordinary conduct of the business of the Company or its Subsidiary and (y) the marketability of the Owned Properties. Except as set forth in the Disclosure Schedule, there is no brokerage commission or finder's fee due from the Company or any of its Subsidiaries and unpaid with regard to any of Owned Property or the Real Property Leases, or which will become due any time in the future with regard to any Owned Property or Real Property Lease.

          (c) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, there are no: (i) unrecorded agreements; (ii) rights of occupancy; or (iii) mortgages, pledges, liens, security interests, encumbrances, claims, charges which materially encumber any of the Owned Property or any of the properties demised under any of the Real Property Leases.

          (d) Except as set forth in the Disclosure Schedule, there are no easements, rights of way or licenses necessary for the

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

operations of the Owned Property or the properties demised under the Real Property Leases which are not in full force and effect.

          (e) Except as set forth in the Disclosure Schedule, the Owned Property and the building systems such as heating, plumbing, ventilation, air conditioning and electric used in the operation of the Owned Property are adequate in all material respects for the current operations of the Company, and the Owned Property and such building systems now being used by the Company in its business and operations, whether leased or owned, are in working order, repair and operating condition (normal wear and tear excepted), and are, to the knowledge of the Company, without any material structural defects.

          (f) Neither the Company nor any of its Subsidiaries is in material or monetary default or has received any notice of any material or monetary default, or failed to take any action that could result in a material or monetary default, under any Real Property Lease. To the Company's knowledge, no other party to any such lease is in material or monetary default thereunder.

     Section 3.8 Title to Property; Encumbrances. Except as set forth in the Disclosure Schedule and as set forth in Section 3.9 with respect to the Intellectual Property (as defined in Section 3.9), the Company has good and valid title to, and owns outright, all of the tangible and intangible personal properties shown as owned by the Company and its Subsidiaries on the Company's books and records, including, without limitation, all of the properties and assets reflected on the Audited Financial Statements and all properties and assets purchased by and delivered to it since March 31, 1996 (except for properties and assets sold or disposed of since March 31, 1996, in the ordinary course of business) free and clear of all mortgages, claims, liens, charges, leases, subleases, encumbrances, security interests, restrictions on use or transfer or other defects of any kind or nature, whether or not recorded, except for (collectively, "Permitted Liens" and, together with the Liens referred to in the Disclosure Schedule, the "Existing Liens"): (i) liens for taxes, assessments or other governmental charges or levies the payment of which is not due; (ii) landlord's liens in favor of the landlord of the premises demised under the Real Property Leases and liens of carriers, warehousemen, mechanics, materialmen, and other liens imposed by law incurred in the ordinary course of business of the Company for amounts not yet due or being contested in good faith by appropriate proceedings; and (iii) liens incurred or deposits made in the ordinary course of business of the Company in connection with workers' compensation, unemployment insurance and other types of social security. The tangible personal properties and assets owned or leased by the

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Company are adequate and sufficient for the current operations of the business of the Company and its Subsidiaries.

     Section 3.9 Intellectual Property. The Company and its Subsidiaries own, license or have the right to use all franchises, patents, trademarks, copyrights, service marks, tradenames, corporate names, licenses, trade secrets and know-how and proprietary computer software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable (collectively, "Intellectual Property") which are currently used in, their respective businesses. Except as disclosed in the Disclosure Schedule, the Company holds all Intellectual Property free and clear of all mort-gages, claims, liens, charges, leases, subleases, encumbrances, security interests, restrictions on use or transfer or other defects of any kind or nature, whether or not recorded, except for Permitted Liens. The Disclosure Schedule sets forth a true, correct and complete list and description of all such Intellectual Property (other than licenses for standard "off-the-shelf" software which can be readily acquired or licensed for $10,000 or less) and indicates whether the Company or its Subsidiaries, as applicable, is a licensor or licensee thereof. Except for: (i) the Company's software licensed to others in the ordinary course of the Company's business; or (ii) as set forth in the Disclosure Schedule, the Company has sole title to and ownership of or has full, exclusive right to use, for the life of the proprietary right, all Intellectual Property. Except where the failure to do so would have a Material Adverse Effect, all filings and other actions necessary to acquire, maintain, register, renew and perfect the rights of the Company and its Subsidiaries to its or their Intellectual Property rights have been duly made in all jurisdictions where such rights are used by it or them. The use of the Intellectual Property by the Company or its Subsidiaries in the operation of their respective businesses does not violate or infringe on the rights of any other person. Neither the Company nor any of its Subsidiaries has received any notice of or alleging any violation of the asserted rights of others with respect to the Intellectual Property. The Company is not aware of any third party that is infringing or violating any of the rights of the Company or any of its Subsidiaries with respect to the Intellectual Property.

     Section 3.10 Litigation. Except as set forth in the Disclosure Schedule, there are no actions, proceedings, claims or investigations pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, administrative, governmental or regulatory authority or body, domestic or foreign. To the Company's knowledge, except as disclosed in the Disclosure Schedule, no basis exists for the

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commencement of any action, proceeding or investigation of the
Company or its Subsidiaries. Except as set forth in the Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries nor any of their property is subject to any order, judgment, writs, injunction or decree.

     Section 3.11 Compliance with Laws. Except as set forth in the Disclosure Schedule or with respect to Environmental Laws (as defined in Section 3.12 hereto), the Company and its Subsidiaries have complied and are in compliance with all applicable laws, rules, regulations, ordinances, orders, judgments and decrees (including, without limitation, occupational safety and health, pension, fair employment, equal opportunity or similar laws, rules and regulations) of any Governmental Entity and all other regulatory bodies which affect its business or assets, the failure to comply with which has or would result in liability to the Company or the Surviving Corporation of $5,000 or more with respect to each such failure (a "Compliance Failure"), and there are no pending claims which have been filed against the Company, its Subsidiaries or any of its affiliates alleging a violation of any such law, rule, regulation, ordinance, order, judgment and decree. All Compliance Failures, whether or not any such occurrence, individually, results in liability to the Company or the Surviving Corporation of $5,000 or less, collectively, will not result in liability to the Company and the Surviving Corporation for an amount of $30,000 or more in the aggregate.

     Section 3.12 Environmental Laws. (a) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below in this Section 3.12), and have obtained all necessary licenses and permits required to be issued pursuant to any Environmental Law, except where the failure to so comply or to obtain such licenses or permits, individually or in the aggregate, does not have a Material Adverse Effect. Except as disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of or communication from any Governmental Entity with respect to: (i) any Hazardous Substance (as defined below in this Section 3.12) in relation to its operations, property, Owned Properties, Former Properties (or any of them) or acts; or (ii) any investigation, demand or request pursuant to enforcing any Environmental Law relating to it or its operations or the Owned Properties or the Former Properties (or any of them), and, to the Company's knowledge, no such investigation is pending or threatened. For purposes of this Agreement: (i) "Environmental Law" means any present or future federal, state or local law, statute, regulation or ordinance, binding interpretation, binding policy, and any judicial or administrative order or judgment thereunder and the common law, pertaining to health, industrial hygiene, Hazardous Substances or the

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environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability
Act of 1980, 42 U.S.C. Sections 9601-9657; the Resource Conservation and
Recovery Act of 1976, 42 U.S.C. Sections 6901-6991; the Toxic Substance Control Act, 15 U.S.C. Sections 2601-2629; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Section 1251 et seq; the Clean Air Act, 42 U.S.C. Section 7401 et seq; the Federal Water Pollution Control Act, 42 U.S.C. Section 1251, et seq; the Federal Safe Drinking Water Act, 42 U.S.C. Section 300(f), et seq; the Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq; the Atomic Energy Act, 42 U.S.C. Section 2011, et seq; and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq; and (ii) "Hazardous Substances" means any material, waste or substance which is included within the definition of "hazardous substances,"
"hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law.

          (b) There are presently no underground storage tanks ("USTS") located on any of the Real Property nor, to the knowledge of the Company, were there any USTS located on the Former Property, nor were any such USTS removed at any time from the Real Property or Former Property unless such removal was completed in accordance with Environmental Law and the requirements of each Governmental Agency having jurisdiction over such removal. None of the properties contain asbestos or Urea Formaldehyde (or Urea Formaldehyde insulation).

          (c) The Company is not now under any duty to self-report any condition existing on any of the Real Property or Former
Property which constitutes or may constitute a violation of any Environmental Law to any Governmental Agency.

          (d) None of the Real Property or Former Property are or were used for the manufacture or storage of Hazardous Substances.

          (e) All transportation or disposition, if any, of Hazardous Substances from the Real Property or Former Property, were performed in compliance with applicable Environmental Laws.

          (f) The Company has no knowledge of any pending or threatened claim against the Company arising out of the transportation or disposition of Hazardous Substances.

     Section 3.13   Permits.   The Disclosure Schedule sets forth
a true and correct list and description of each material consent, permit, approval, authorization, license and order of or from a Governmental Entity that is held or has been received by the

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Company or any of its Subsidiaries (collectively, the "Company
Permits"). The Company Permits constitute all of the consents, permits, approvals, authorizations, licenses and orders necessary for the operations of the Company and its Subsidiaries and their respective businesses, except for those which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect. Each Company Permit is valid and in full force and effect as of the date hereof. There has not been any attempt to revoke or in any way limit or impair any of such Company Permits nor, to the Company's knowledge, is there any reason for any such Company Permit not to be renewed. The Company and each of its Subsidiaries is in material compliance with, and is not in violation of or in breach or default under, and has not received any notice of any alleged violation of or material breach or default under the terms of any Company Permit held or received by it.

     Section 3.14 Tax Matters. Except as disclosed in the Disclosure Schedule: (a) The Company is the common parent of an affiliated group of corporations (the "Consolidated Group") which includes the Company and its domestic Subsidiaries and files consolidated Federal income tax returns. Except as set forth in the Disclosure Schedule, all United States Federal, state, local and foreign tax returns, including information returns, reports and forms ("Tax Returns") that were required to be filed by, or with respect to, the Company and its Subsidiaries on or before the date hereof have been filed on a timely basis in accordance with the laws, regulations and administrative requirements of the appropriate Governmental Entity. All such Tax Returns that have been filed were, when filed, and continue to be, true, correct and complete in all material respects.

          (b) The Company recognized no income or gain on the cancellation of the Company's 7% convertible subordinated debentures due 1998 by the holders of such convertible subordinated debentures in exchange for the Company's Common Stock offered through the Company's August 15, 1995 public offering.

          (c) The Disclosure Schedule lists all Tax Returns by or with respect to the Company and its Subsidiaries that are in the process of being audited by any Governmental Entity. The Disclosure Schedule describes all adjustments to Tax Returns filed by, or on behalf of, the Company and its Subsidiaries that have been proposed by any representative of any Governmental Entity, and the resulting Taxes (as defined below), if any, proposed to be assessed. As used herein, the term "Taxes" means all foreign, Federal, state, county, local and other taxes, levies, impositions, deductions, charges and withholdings, including, without limitation, income or franchise taxes or other taxes imposed on or

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with respect to net income or capital, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, withholding, payroll, employment excise or property taxes, and shall include any interest, penalties or additions thereto. All deficiencies proposed (plus interest, penalties and additions to Tax that were or are proposed to be assessed thereon, if any) with respect to the Company and its Subsidiaries as a result of any examinations have been paid or, as described in the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Except as set forth in the Disclosure Schedule, there are no outstanding waivers or extensions of any statute of limitations relating to the payment of Taxes for which the Company or its Subsidiaries may be liable and no Governmental Entity has either formally or informally requested such a waiver or extension.

          (d) All Taxes (whether or not shown on any return) which were required to be paid by the Company and its Subsidiaries on or before the date hereof have been timely paid, except such Taxes, if any, as are set forth in the Disclosure Schedule, that are being contested in good faith. All Taxes that the Company or its Subsidiaries were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Entity. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or its Subsidiaries (except for Taxes not yet due). Any liability existing on March 31, 1996 of the Company for Taxes not yet due and payable has adequately been provided for on the Audited Financial Statements.

          (e) The Company has paid all consolidated Federal income Taxes (whether or not shown on any return) which were required to be paid by the Consolidated Group, except such Taxes, if any, as are set forth in the Disclosure Schedule, that are being contested in good faith.

          (f) Except for (i) consolidated Federal income Tax Returns filed by Company with respect to the Consolidated Group,
(ii) and as set forth on the Disclosure Schedule, the Company and its Subsidiaries have never been included in a consolidated or combined income Tax Return.

          (g) No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") has been filed with respect to any property or assets held or acquired by the Company or its Subsidiaries.

          (h) No property owned by the Company or its Subsidiaries is property that the Company or its Subsidiaries are required to

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treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

          (i) The Company and its Subsidiaries: (i) have not agreed to or been required to make any adjustment pursuant to
Section 481(a) of the Code; (ii) have no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method with respect to it; (iii) do not have an application pending with any taxing authority requesting permission for any change in accounting method; and (iv) have reported all income and deductions using a permissible method of accounting under Section 446 of the Code.

          (j) The Company is not foreign person within the meaning of Section 1445 of the Code.

          (k) Except as disclosed on the Disclosure Schedule, neither the Company nor its Subsidiaries has in effect any tax elections for Federal income tax purposes under Section 108, 168, 338, 441, 471, 1017, 1033 or 4977 of the Code.

          (l) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of the Merger, could give rise to the payment of any amount that would not be deductible by the Company or its Subsidiaries by reason of Section 162(m) or 280G of the Code or as excessive or unreasonable compensation.

          (m)  The Company and its Subsidiaries are not a party
(other than as an investor) to any industrial development bond.

          (n) Except as provided on the Disclosure Schedule, during the previous two years the Company and any person related to the Company (within the meaning of Section 1031(f)(3)) have not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

          (o) No written claim has ever been made by an authority in a jurisdiction in which the Company or its Subsidiaries do not file Tax Returns that it or they are or may be subject to taxation by that jurisdiction.

          (p) The Company and its Subsidiaries are not and have not been a party to any tax sharing or similar agreement or arrangement.

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

          (q) The Company and its Subsidiaries have not been a party to a transaction, the income with respect to which was deferred under Treasury Regulations issued under Section 1502 of the Code, which income will be taken into account by the Company as a result of the Merger.

          (r) The Disclosure Schedule hereto sets forth, as of March 31, 1996, the liabilities of the Company and its Subsidiaries and the adjusted basis of the assets of the Company and its Subsidiaries for Federal, state, local and foreign income tax purposes, which has been determined by the Company in good faith based on the best data available to the Company.

          (s)  The Company has provided PCN with copies of:
(i) all Tax Returns of or with respect to the Company and its Subsidiaries for all periods with respect to which the statute of limitations on assessment has not expired; (ii) any notices, protests, or closing agreements relating to issues arising, or potentially arising, in any audit, litigation or similar proceeding with respect to the liability for Taxes of the Company or its Subsidiaries; (iii) any elections or disclosure of any controversial position filed by or on behalf of the Company or its Subsidiaries with any taxing authority (whether or not filed with any Tax Return); and (iv) any letter rulings, determination letters or similar documents issued by any taxing authority with respect to the Company or its Subsidiaries.

          (t) The net operating loss carryovers and any credit carryovers of the Company and each of its Subsidiaries as of June 30, 1995 for Federal income tax purposes and for state income tax purposes in each state in which the Company or its Subsidiaries file a state income tax return are set forth on the Disclosure Schedule. Except to the extent attributable to income generated in the ordinary course of business subsequent to June 30, 1995, neither the Company nor its Subsidiaries has recognized income or gain which has reduced the net operating loss carryovers or the credit carryovers set forth on the Disclosure Schedule. Except as described in the Disclosure Schedule, neither the Company nor any Subsidiary has a net operating loss carryover or a credit carryover which (i) in the case of a net operating loss carryover, is subject to restriction under Section 382 of the Code (or any similar provision under state, local, or foreign law), (ii) in the case of any credit carryover, is subject to restriction under Section 383 of the Code (or any similar provision under state, local or foreign law) or (iii) in the case of either a net operating loss or credit carryover, arose in a separate return limitation year.


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

          (u) Except as set forth on the Disclosure Schedule, no contributions have been made to capital of the Company or its Subsidiaries during the five year period ending on the date hereof.

          (v) Neither the Company or its Subsidiaries are liable for the payment of any Taxes imposed on the Company or its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any successor provision thereto or similar provision under state, local or foreign law).

     Section 3.15 Benefit Plans. (a) The Disclosure Schedule contains a true and complete list of each pension, retirement, savings, profit sharing, stock bonus, stock ownership, deferred compensation, bonus, incentive compensation, stock option, restricted stock, stock purchase, stock appreciation right, salary continuation, severance or termination pay, medical, hospital, dental, cafeteria, flexible spending, dependent care, life or other insurance, disability, fringe benefit, vacation pay, sick pay, holiday, unemployment, employee loan, educational assistance or other employee benefit plan or program, agreement or arrangement, whether written or oral, covering current or former employees, directors or agents of the Company or its Subsidiaries and maintained, sponsored or contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries may otherwise have any liability (including, but not limited to, any "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans")). With respect to the Benefit Plans, the Company has made available to PCN a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the IRS, (ii) all such Benefits Plans, (iii) any summary plan description relating to any Benefit Plan, (iv) each trust agreement, insurance contract, annuity contract or other funding vehicle or investment contract, relating to such Benefit Plans, (v) the most recent actuarial report or valuation, (vi) the latest IRS determination letter and any other IRS ruling relating to a Benefit Plan and (vii) the premium expenses and claims experience for each Benefit Plan which is a welfare benefit plan for the three most recent fiscal years and for the period from the end of the most recent fiscal year to the last day of the month preceding the date hereof. Each of the Company and its Subsidiaries currently has no commitment or plans to create any additional Benefit Plans.

          (b) Except as disclosed on the Disclosure Schedule, each Benefit Plan is and has been in compliance, in form and operation, in all material respects, with all applicable laws and has been administered in all material respects in accordance with its terms and ERISA, the Code or any other applicable statute, order or governmental rule or regulation.
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
          (c) Each of the Benefit Plans and related trusts that is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be qualified and exempt under the Code, and to the Company's knowledge, nothing has occurred since such determination to cause any of such Benefit Plans and related trusts not to qualify under
Section 401(a) or be exempt under Section 501(a) of the Code except as disclosed on the Disclosure Schedule.

          (d) Except as disclosed on the Disclosure Schedule, all required returns, reports and descriptions with respect to the Benefit Plans have been appropriately filed and distributed.

          (e) With respect to the Benefit Plans, individually and in the aggregate, except as disclosed on the Disclosure Schedule, there has been no prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code, or any liability for taxes or breach of fiduciary duty. There is no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Benefit Plans (other than routine claims for benefits made in the ordinary course of plan administration) pending or threatened and which are likely to give rise to any such action, suit, grievance, arbitration or other claim.

          (f) Neither the Company nor any of its Subsidiaries currently maintains, sponsors, or contributes to (or is required to contribute to) any "defined benefit plan" as defined in Section 3(35) of ERISA, any "multiemployer plan" as defined in Section 3(37) of ERISA or any "multiple employer plan" within the meaning of Sections 4063 or 4064 of ERISA. With respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not terminated, currently or formerly maintained or contributed to by the Company or its Subsidiaries, or any entity which was at any time treated as a single employer, determined under Section 414(b),
(c), (m) or (o) of the Code, with the Company or its Subsidiaries, no liability currently exists and no event has occurred and no condition exists, which could subject the Company, its Subsidiaries, the Surviving Corporation or any of its Subsidiaries directly or indirectly (through an indemnification agreement or otherwise) to any liability, including, without limitation, any liability under Title IV of ERISA or Section 412, 4971, 4975 or 4980B of the Code.

          (g) With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions are due and have not been made or for which contributions have not been properly accrued as required by GAAP, and there are no unfunded benefit obligations which have not been

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

(i) accounted for by reserves (if required by GAAP) or (ii) if required (and to the extent required, if any), properly disclosed in accordance with GAAP, in the consolidated financial statements of the Company.

          (h) No Benefit Plan or other contract or agreement to which the Company or any of its Subsidiaries is a party provides life, health or other welfare benefits to retirees or other terminated employees of the Company or its Subsidiaries or their dependents, other than continuation coverage mandated by Section 4980B of the Code or any state law requiring similar continuation coverage.

          (i) The financial statements included in the Company SEC Documents and the Audited Financial Statements reflect reserves which are adequate to cover any reasonably expected liabilities for unresolved or outstanding workers compensation claims or claims under the Company's self-funded employee welfare plans.

     Section 3.16 Employees; Labor Relations. (a) None of the Company's or any of its Subsidiaries' employees is represented by any labor union. To the Company's knowledge, there is no activity involving any employees of the Company or any of its Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity. There are no pending or, to the Company's knowledge, threatened, lawsuits, administrative proceedings, reviews, or investigations by any person or Governmental Entity against the Company or any of its Subsidiaries with respect to any violation or alleged violation of any applicable Federal, state or local laws, rules or regulations: (i) prohibiting discrimination on any basis, including, without limitation, on the basis of race, color, religion, sex, disability, national origin or age; or (ii) relating to employment or labor, including, without limitation, those related to immigration, wages or hours.

          (b) The Disclosure Schedule contains a true and correct schedule of: (i) the name, job title and current annual base salary of all current officers and employees of the Company and its Subsidiaries and the amount of any bonuses the Company or its Subsidiaries have promised to pay such persons; and (ii) all written employment, consulting, severance or compensation agreements with each such persons, true and correct copies of which have been previously delivered to PCN. Except for employees with employment agreements or as set forth on the Disclosure Schedule or as provided by the laws of the jurisdiction in which the employee is employed, all employees of the Company and its subsidiaries are at-will employees and the Company has taken no action which could result in any such employees not being considered at-will employees.

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
          (c) Except as set forth on the Disclosure Schedule, each employee of the Company and its Subsidiaries is a party to a confidentiality and non-disclosure agreement substantially in the form of the agreement attached to the Disclosure Schedule (the
"Employee Confidentiality Agreement").

     Section 3.17 Insurance. The Disclosure Schedule sets forth a true, complete and accurate list and summary description of all material insurance policies maintained by the Company or any of its Subsidiaries which are currently in effect or with respect to which there are unresolved pending claims, which description includes, among other things, whether the policy is an "occurrence" or "claims made" policy and whether there is any deductible or self-insured retention with respect to such policy. All such current policies are in full force and effect on the date hereof. Such policies insure the Company and/or its Subsidiaries, as the case may be, against such risks and are in such amounts as the Company reasonably believes are necessary to conduct its business. The Company and its Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in due and timely fashion, except for defaults or failures which, individually or in the aggregate, do not have a Material Adverse Effect.
Neither the Company nor any of its Subsidiaries have received any notice of cancellation or termination in respect of any of the insurance policies listed on the Disclosure Schedule.

     Section 3.18 Accounts Receivable. The Disclosure Schedule sets forth an aged list of the accounts receivable of the Company and its Subsidiaries at May 31, 1996. All such accounts receivable, and all accounts receivable subsequently acquired by the Company or any of its Subsidiaries, arose in the ordinary course of business. The Company has no knowledge or any reason to believe that, subject to the Company's allowance for doubtful accounts and maintenance contract allowance as reflected in the Unaudited Financial Statements and/or the Company's internal accounting records (all of which have been made available to PCN for review), such accounts receivable are not collectible at their aggregate recorded accounts in the ordinary course of business.

     Section 3.19 Contracts. (a) Except as set forth in the Disclosure Schedule or any Company SEC Document, neither the
Company nor any of its Subsidiaries is party to or bound by any:

               (i) lease agreement (whether as lessor or lessee) relating to real or personal property requiring payments of more than $10,000 on an annualized basis or which cannot be canceled or terminated (or will not, by its terms, terminate) within one year of the date hereof;

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               (ii) license agreement, assignment or contract
     (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefor), software, unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights, including, without limitation, the Intellectual Property (other than standard licenses of the Company's software products to in the ordinary course of business);

               (iii) employment, consulting agreement, severance agreements, other agreement regarding employees, directors or agents, including any (x) agreement with any officer or other employee of the Company or any Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or (y) agreement or plan, any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, in each case other than agreements entered into at the request of PCN;

               (iv) non-competition, non-disclosure, secrecy or confidentiality agreement or similar agreement, including, without limitation, any such agreement with any employee of the Company, other than the Employee Confidentiality Agreement (as defined in Section 3.16), agreements entered into in the ordinary course of business consistent with past practice, agreements with the Company related specifically to the transactions contemplated by this Agreement and agreement under which the Company is the disclosing party;

               (v) agreement or other arrangement pursuant to which the Company acts as a remarketer or reseller of goods or services for another person or entity;

               (vi) agreement with any value-added reseller, business partner, distributor, dealer, sales agent or representative with respect to the sale or licensing of the Company's products or services;

               (vii) agreement with any manufacturer, supplier or customer with respect to discounts or allowances or extended payment terms;

               (viii) any original equipment manufacture agreement;

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               (ix) joint venture or partnership agreement with any
     other person;

               (x) agreement for the borrowing or lending of money;

               (xi)  agreement guaranteeing, indemnifying or
     otherwise becoming liable for the obligations or liabilities of another;

               (xii) agreement with any bank, financing company or similar organization which acquires accounts receivable or contracts for the sale of merchandise on credit;

               (xiii) agreement granting to any person a lien, security interest or mortgage on any asset of the Company or any of its Subsidiaries, including, without limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

               (xiv) agreement for the construction or modification of any building or structure or for the incurrence of any other capital expenditures in excess of $20,000;

               (xv)  advertising agreement;

               (xvi) agreement which restricts the Company or any of its Subsidiaries from conducting any type of business anywhere in the world;

               (xvii)  long-term sale or private brand agreement;

               (xviii) claims clearing agreement, electronic data interchange agreement, clinical laboratory link or other agreement which permits or relates to the linkage of any of the Seller's software products with any other software product or service;

               (xix) source-code escrow agreements;

               (xx) agreement entered into since January 1, 1994 regarding any acquisition or disposition of any assets by or from the Company other than in the ordinary course of business containing any currently operative provisions;

               (xxi) currently operative agreement regarding the settlement of any litigation; or


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               (xxii) other material agreement affecting the
     Company or its assets entered into out of the ordinary course of business which are for an amount in excess of $15,000 on an annualized basis or which have a remaining term of one year or more.

          Also set forth on the Disclosure Schedule is a list of
(i) the 50 end-users of the Company's medical software products who or which generated the most revenues for the Company during the nine (9) month period ended March 31, 1996; and (ii) the 50 end-users of the Company's hospital system software products who or which generated the most revenue for the Company during the same period (collectively, "Material End-Users"). Correct and complete copies of all such agreements, licenses, leases, contracts, arrangements and other instruments and written amendments thereto (or, where they are oral, true and complete written summaries thereof) referred to in this Section 3.19(a) and shown or required to be shown on the Disclosure Schedule or Company SEC Document (together with each agreement with a Material End-User, collectively referred to herein as the "Material Contracts"), have been made available to PCN on or prior to the date hereof.

               (b) Except as set forth in the Disclosure Schedule, each of the Material Contracts is valid, in full force and effect and enforceable in all material respects by the Company or its Subsidiaries in accordance with its terms (subject to the effects of insolvency and general creditors' rights laws and to equitable principles of general application).

               (c) Except as set forth in the Disclosure Schedule, the Company or its Subsidiary, as applicable, has fulfilled, or has taken all action reasonably necessary to have been taken to date to enable it to fulfill when due, all of its material or monetary and obligations under the Material Contracts. Except as indicated in the Disclosure Schedule, there has not occurred any material or monetary default by the Company or any of its Subsidiaries or any event which, with the giving of notice or the lapse of time or both, and/or the election of any person other than the Company or such Subsidiary will become a material or monetary default, nor, to the knowledge of the Company, has there occurred any material or monetary default by others or any event which, with the lapse of time and/or the election of the Company or its Subsidiary, will become a material or monetary default under any of the Material Contracts. Except as set forth in the Disclosure Schedule, neither the Company nor any other party is in arrears in respect of the performance or satisfaction of any material term or condition to be performed or satisfied by it under any of the Material Contracts and, to the best knowledge of the Company, no waiver or indulgence


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has been granted by any of the parties thereto.

               (d) Except as set forth in the Disclosure Schedule, the Merger will not result in a breach or default by the Company under any of the Material Contracts and the consent of the other parties thereto will not be required with respect thereto.

               (e) Except as disclosed in the Disclosure Schedule or with respect to the Company's agreements with the Material End-Users, all of the end-user license agreements, end-user maintenance and enhancement agreements and end-user support agreements between the Company and any end-user or licensor of the Company's products or services, including, without limitation, computer hardware, medical practice management software products and hospital information system software products, are substantially in the form of the agreements attached to the Disclosure Schedule and contain no material variation therefrom.

     Section 3.20 Related Party Transactions. Except as set forth in the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any transaction which is still operative with (i) an officer or director of the Company or of any of its Subsidiaries, (ii) a record or beneficial owner of five percent or more of the voting securities of the Company or (iii) an affiliate of any such officer, director or beneficial owner other than payment of compensation for services rendered to the Company or its Subsidiaries.

     Section 3.21 Vote Required; Voting Agreement. The only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement is the Company Vote. Pursuant to certain Voting Agreements (each a "Voting Agreement" and collectively, the "Voting Agreements") dated as of the date hereof among certain beneficial owners of Common Stock (the "Majority Holders") and PCN, the Majority Holders have agreed to vote in favor of adopting this Agreement votes that are presently sufficient, and will be sufficient at the time of the meeting to be held by the Company regarding the adoption of this Agreement (the "Company Meeting"), to approve the adoption of this Agreement by the Company Vote. Each of the Majority Holders is: (i) the beneficial owner of the number of shares of Common Stock shown as being beneficially owned by such Majority Holder in the Voting Agreement and (ii) has the right to vote such shares of Common Stock at the Company Meeting.

     Section 3.22  Customers and Suppliers.  The Disclosure
Schedule contains: (a) the number of currently active end-users who or which, as the case may be, licensed any product from the Company or any of its Subsidiaries (categorized by medical software
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products, hardware information system software products, networking products and hardware products); (b) the number of current end-users who or which, as the case may be, receives any services, including without limitation, any maintenance or support services, from the Company or any of its Subsidiaries (collectively, "Customers") (categorized by medical software products, hardware information system software products, networking products and hardware products); and (c) a good faith estimate of the number of physician Customers who utilize the Company's medical software products. Except as set forth on the Disclosure Schedule, neither the Company nor its Subsidiaries has received any notifications (whether written or verbal) that: (i) any Material End-Users or suppliers; or (ii) other Customers who or which account for 10% or more in the aggregate of the Company's current annualized revenues, will or may cease to continue such relationship with the Company, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date except normal turnover of the customer base consistent with past experience. Neither the Company nor its Subsidiaries has knowledge of any other material modification or change in the Company's or any of its Subsidiaries' business relationship with such Material End-Users or suppliers and neither the Company nor any of its Subsidiaries is engaged in any material dispute with any Material End-User or suppliers. Except as set forth on the Disclosure Schedule, neither the Company nor its Subsidiaries is obligated to provide any maintenance or support services to any person or entity free of charge.

     Section 3.23   Bank Accounts.  Set forth on the Disclosure
Schedule is a true and complete list of: (i) the name of each bank or other financial institutions in which the Company or its Subsidiaries has an account or safe deposit box; (ii) the type and number of each such account or safe deposit box; and (iii) the names of all persons authorized to draw thereon or have access thereto.

     Section 3.24 Accounting Controls. To the best knowledge of the Company, the Company has not made, and does not have, any unlawful payments problems of the type that could reasonably be expected to have a Material Adverse Effect.

     Section 3.25 Finders and Investment Bankers. Except as set forth on the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any other transaction contemplated hereby on account of any actions taken by the Company, any of its Subsidiaries or any of its shareholders.


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     Section 3.26  Information Supplied.  None of the information supplied or to be supplied by the Company for inclusion in: (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement will, at the date mailed to the Company's stockholders and at the respective times of any meetings of stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or Subsidiaries of Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 3.27 Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in any document or other writing furnished or to be furnished to PCN or its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading. All copies of Material Contracts and all other documents delivered to PCN or its representatives pursuant hereto are true, complete and accurate in all material respects. There has been no event or transaction (other than the transactions contemplated hereby and the matters related thereto) which has occurred or information which has come to the attention of the Company (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to prevent or impair the ability of the Surviving Corporation, after the Effective Time, to carry on the business of the Company and its Subsidiaries in the same manner as it is presently being conducted.







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

                           ARTICLE IV

                    COVENANTS OF THE COMPANY

     Section 4.1 Conduct of Business of the Company Pending the Merger. During the period from the date of this Agreement to the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as contemplated or expressly permitted by this Agreement or to the extent that PCN shall otherwise agree in writing):

          (a) The businesses of the Company and its Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice.

          (b) The Company shall use its reasonable commercial efforts to: (i) preserve, and shall cause its Subsidiaries to preserve, intact the business organization of itself and its Subsidiaries; (ii) keep available the services of its present officers, employees and consultants; and (iii) preserve its present relationships with Customers, suppliers and other persons with which it has a significant business relationship.

          (c) The Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its Articles of Incorporation or By-Laws or equivalent organizational documents.

          (d) The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver, sell or pledge, or authorize or propose to issue, deliver, sell or pledge, any shares of its capital stock of any class, or any securities convertible into, or any rights, warrants or options to acquire any such shares, or convertible securities or other ownership interest, except, in each case, as required by the terms of the Options.

          (e) The Company shall not, nor shall it permit any of its Subsidiaries to: (i) declare, propose to declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

          (f) The Company shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other

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manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

          (g) The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any portion of its assets, other than in the ordinary course consistent with past practice.

          (h) The Company shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) other than in each case in the ordinary course of business under the Company's existing credit facilities.

          (i) Neither the Company nor any of its Subsidiaries shall: (i) except to the extent required by applicable law or as required or permitted by the terms of any currently effective employment agreement, increase or agree to increase the compensation (whether cash or non-cash) payable or to become payable to their officers or employees, except for increases in salary or wages of employees, other than officers who are currently paid annual compensation in excess of $50,000, of the Company or any of its Subsidiaries (whether in such capacity or otherwise) in accordance with past practices and not to exceed 5% on an annual basis; (ii) increase or agree to increase the compensation payable or to become payable to any executive officer of the Company or any of its Subsidiaries who currently receives annual compensation in excess of $50,000; (iii) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with any executive officer, director, employee or agent of the Company or any of its Subsidiaries; (iv) enter into any collective bargaining agreement; or (v) establish, adopt, enter into or amend any Benefit Plan or establish or adopt any other employee benefit plan for the benefit of any directors, officers or employees.

          (j) Neither the Company nor any of its Subsidiaries shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.



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


          (k) Neither the Company nor any of its Subsidiaries shall enter into any settlement agreement with respect to any grievances, litigation, administrative charges, or any other litigation pending on the date hereof or arising hereafter which are not either consistent with past practice or which will have a Material Adverse Effect.

          (l) Neither the Company nor any of its Subsidiaries shall terminate or amend or modify in any material respect any of the Material Contracts.

          (m) The Company will promptly notify PCN in the event that it fails to operate its business in accordance with this
Section 4.1.

     Section 4.2 Acquisition Proposals. The Company and its Subsidiaries will not, nor will they authorize or permit any of their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to: (i) initiate contact with, solicit or otherwise encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined); or (ii) engage in negotiations concerning, provide any nonpublic information to, or have any discussions with, any person relating to any Acquisition Proposal. The Company and its Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall immediately notify PCN of any negotiations, requests for nonpublic information or discussions with respect to an Acquisition Proposal and will keep PCN fully informed of the status and terms of any such Acquisition Proposal, indication or request. As used in this Agreement, "Acquisition Proposal" means any proposal or offer for a merger, consolidation, share exchange, recapitalization or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire an equity interest in, all or (other than in the ordinary course of business consistent with past practice) any portion of the assets of the Company (including any capital stock or assets of any of its Subsidiaries) other than the transactions contemplated by this Agreement.

     Section 4.3    Tax Returns.  The Company and each of its
Subsidiaries will file all Tax Returns required to be filed by any of them (including estimated Tax Returns) and will pay (or the Company will pay on its behalf) all taxes due prior to the Effective Time.

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


     Section 4.4 Financial Statements. As soon as available, the Company shall deliver to PCN copies of unaudited financial statements for each fiscal quarter and each month ending after the date hereof.

                            ARTICLE V

                      ADDITIONAL AGREEMENTS

     Section 5.1 Preparation of S-4 and Proxy Statement. PCN and the Company shall as promptly as practicable prepare and file with the SEC the Proxy Statement and PCN shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. PCN shall use all reasonable efforts, and the Company shall cooperate with PCN, to have the S-4 declared effective by the SEC as promptly as practicable and to keep the S-4 effective as long as is necessary to consummate the Merger. PCN shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the S-4 to the Company and advise the Company of any verbal comments with respect to the S-4 received from the SEC. The Company shall use all reasonable efforts to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date. PCN shall use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of PCN Stock pursuant to this Agreement. If at any time prior to the Effective Time, any event with respect to PCN or any of its Subsidiaries or with respect to other information supplied by PCN or for inclusion in the Proxy Statement or S-4 shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. If at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries or with respect to other information supplied by the Company for inclusion in the Proxy Statement or S-4 shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. PCN shall advise the Company, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the denial or suspension of the qualification of the PCN Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for any amendment or supplement to the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.
PAGE

     Section 5.2  Letters of Accountants.   The Company shall use
all reasonable efforts to cause to be delivered to PCN a letter of BDO Seidman & Company, the Company's independent auditors (the "Company Auditors"), dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to PCN, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") in form and substance reasonably acceptable to PCN and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 5.3 Access to Information. From the date hereof to the Effective Time, PCN and the Company shall each (and shall cause each of their respective Subsidiaries to) afford to the other, and the officers, employees, accountants, counsel and other representatives of the other, access at all reasonable times to its officers, employees, agents, properties, offices, plants, other facilities and to all books and records (including tax returns), and shall furnish to the other party all financial, operating and other data and information as the other party, through its officers, employees or agents, may reasonably request; provided, however, that any such access and all such requests shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Each of the Company and PCN agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.3 for any purpose unrelated to the consummation of the transaction contemplated by this Agreement.
The Confidentiality Agreement between PCN and the Company (the "Confidentiality Agreement") shall apply with respect to information furnished by the Company or its Subsidiaries and the Company's representatives thereunder or hereunder and any other activities contemplated thereby and to information furnished by PCN or its Subsidiaries and PCN's representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement.

     Section 5.4 Meetings of Stockholders. The Company shall promptly take all action necessary in accordance with the WBCA and its articles of incorporation and by-laws to convene a meeting of its stockholders for the purpose of approving this Agreement and the transactions contemplated hereby. The Company will, through its Boards of Directors, recommend to its stockholders approval of such matters and shall use its reasonable best efforts to obtain approval and adoption of this Agreement and the transactions contemplated hereby by its stockholders.
PAGE

     Section 5.5 Legal Conditions to Merger. Each of the Company and PCN will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger (including furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger.

     Section 5.6 NASDAQ Listing. Prior to the Effective Time, PCN shall use all reasonable efforts to permit it to issue the number of shares of PCN Stock required to be issued pursuant to this Agreement, including, without limitation, filing for listing of such shares on the NASDAQ Stock Market prior to the Closing Date.

     Section 5.7 Stock Options. (a) The Company shall use its reasonable best efforts to cause all options to purchase Common Stock, whether or not vested ("Options"), whose purchase price per share is less than or equal to the Merger Consideration per share of Common Stock ("In-the-Money Options"), to be exercised or canceled prior to the Effective Time. To the extent that the Company has an obligation to do so or determines to be in the best interest of the Company, promptly following June 30, 1996, the Company shall grant those Options set forth in the Disclosure Schedule which are not outstanding as of the date hereof. All such Options shall provide that, unless exercised prior thereto, such Options shall terminate on the Trigger Date.

          (b) After the Effective Time, each Option then outstanding shall automatically be deemed to constitute an option or right to acquire, on the same terms and conditions as were applicable under such Option, the amount of Cash Consideration and the number of shares of PCN Stock as such Option would have entitle the holder thereof to receive if such Option had been exercised in full immediately prior to the Effective Time; provided however, that the number of shares of PCN Stock that may be purchased upon exercise of such Option shall not include any fractional share and, upon exercise of such Option, a cash payment shall be made for any fractional share based upon the closing price of a share of PCN Common Stock on the NASDAQ Stock Market on the trading day immediately preceding the date of exercise.

     Section 5.8 Advice of Changes; Governmental Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of: (i) any event which occurs after the date hereof that would under this Agreement have been required to be disclosed on the date of the execution and delivery of this Agreement had

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


such event occurred on or prior to the date hereof or would have resulted in a breach of any representation, warranty covenant or agreement contained herein; and (ii) any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect.

     Section 5.9 No Action. Except as contemplated by this Agreement, no party hereto will, nor will either such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

     Section 5.10 Legal Conditions to Merger. Each of the Company and PCN will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger.

     Section 5.11 Tax Opinion. The Company shall cause its counsel to issue to the Company an opinion, dated prior to the date on which the S-4 is first mailed to shareholders of the Company, to the effect that (so long as the All Cash Option is not exercised):
(i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(ii) each of PCN, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code;
(iii) no gain or loss will be recognized by PCN, Merger Sub or the Company as a result of the Merger; (iv) with respect to the shares of PCN Stock to be issued in connection with the Merger, no gain or loss will be recognized by shareholders of the Company; and (v) such other matters related to the tax treatment of the Merger Consideration as are customary in connection with a transaction similar to the Merger in which a Form S-4 joint proxy/prospectus is utilized, including, without limitation, matters relating to stock basis, holding periods, treatment of cash received for fractional shares and the treatment of the Cash Consideration.

     Section 5.12 Description of Owned Property. The Company shall deliver to PCN, as soon practicable but in no event later than three days prior to the Effective Time, a true and complete description of the Owned Property.



PAGE

     Section 5.13 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable business efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all necessary waivers, consents and approvals and to cause the conditions set forth in Article VI to be satisfied as promptly as
practicable.   Without limiting the foregoing, the parties hereto
will execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the parties hereto, as may be reasonably necessary or desirable to carry out and implement the provisions of this Agreement.


                           ARTICLE VI

                      CONDITIONS OF MERGER

     Section 6.1    Conditions to Obligation of Each Party to
Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Shareholder Vote. This Agreement shall have been adopted by the Company Vote.

          (b) Other Approvals. Other than the filing provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity required in connection with the consummation of the Merger, the failure to obtain which has a Material Adverse Effect on PCN and its Subsidiaries, taken as a whole (assuming the Merger had taken place), shall have been filed, occurred or been obtained. PCN shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue PCN Stock pursuant to the Merger.

          (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the consummation of the

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


Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

          (e) Violation of Law. No statue, rule or regulation shall have been adopted which will result in the consummation of the Merger violating any applicable law.

     Section 6.2 Additional Conditions to Obligations of PCN and Merger Sub. The obligations of PCN and Merger Sub to effect the Merger are also subject to the following conditions (any one or more of which may be waived by PCN, but only in a writing signed by
PCN):

          (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement or in any document or instrument delivered by the Company in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

          (c) No Material Adverse Change. There shall have been no change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of the Company since the date of this Agreement which, individually or in the aggregate, has a Material Adverse Effect.

          (d) Third Party Consents. The Company shall have obtained, and PCN shall have received copies of, all of the approvals, waivers, consents and releases of third parties listed on the Disclosure Schedule under the caption "Required Consents and Related Approvals," none of which shall have been withdrawn, revoked or modified as of the Closing Date.


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


          (e) Appraisal Rights. Shareholders holding no more than 5% of any class of the outstanding the Common Stock shall have demanded their dissenters rights under the WBCA.

          (f) Options. All In-the-Money Options shall have been exercised or canceled.

          (g) Opinion of Counsel. PCN shall have received an opinion of outside counsel to the Company in form and substance reasonably satisfactory to PCN.

          (h) Compliance Certificate. The Company shall have delivered to PCN a certificate, dated the Closing Date, signed by the President of the Company, certifying as to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this
Section 6.2.

          (i) Proceedings. All corporate proceedings taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to PCN and PCN's counsel, and PCN and PCN's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     Section 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger are also subject to the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

          (a) Representations and Warranties. Each of the representations and warranties of PCN and Merger Sub contained in this Agreement or in any document or instrument delivered by PCN or Merger Sub in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

          (b) Agreements and Covenants. PCN and the Merger Sub shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date


PAGE

(except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

          (c) No Material Adverse Change. There shall have been no change in the business, results of operations, properties
(including intangible properties), financial condition, assets or liabilities of PCN since the date of this Agreement which has a Material Adverse Effect.

          (d) Opinion of Counsel. The Company shall have received an opinion of counsel to PCN in form and substance reasonably satisfactory to the Company.

          (e) Compliance Certificate. PCN shall have delivered to the Company a certificate, dated the Closing Date, signed by the Chairman, President or any Vice President of PCN, certifying as to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this Section 6.3.

          (f) Proceedings. All corporate proceedings taken by PCN in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in all material respects to the Company and the Company's counsel, and the Company and the Company's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


                           ARTICLE VII

                TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the shareholders of the Company:

          (a) By mutual consent of the Board of Directors of PCN and the Board of Directors of the Company; or

          (b) By either PCN or the Company, if the Merger shall not have been consummated by October 15, 1996 (the "Termination Date") (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of or resulted in the failure of the Merger to occur on or before such date); or



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


          (c) By either PCN or the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach has not been cured within fifteen (15) Business Days following receipt by the breaching party of notice specifying such breach in reasonable detail; or

          (d) By either PCN or the Company if a court of competent jurisdiction or governmental regulatory or administrative agency or commission having proper jurisdiction and authority thereof shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to lift) prohibiting the transactions contemplated by this Agreement and such order, decree or ruling shall have become final and non-a-ppealable; or

          (e) By PCN or the Company if the Company Vote shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof; or

          (f) By PCN, if any Majority Holder breaches any of the material terms of a Voting Agreement or if any Voting Agreement is not in full force and effect and enforceable in all material respects against the Majority Holder executing such agreement.

     Section 7.2 Effect of Termination. (a) Except as otherwise set forth in this Section 7.2, in the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of any party hereto.

          (b) In the event of termination of this Agreement as pursuant to Section 7.1(b) or (c) due to (a "Termination Event"):
(i) failure of the conditions set forth in 6.2(b) or 6.3(b), as the case may be, to occur; or (ii) if any representation or warranty of the Company or of PCN and Merger Sub, as the case may be, was materially inaccurate at the time that such representation or warranty was given, the non-terminating party shall pay to the terminating party an amount equal to all damages, losses, costs, expenses and liabilities, including, without limitation, reasonable fees and disbursements of counsel, financing commitment and financial advisory fees (collectively, "Termination Losses"), incurred by the non-terminating party in connection with the transaction contemplated in this Agreement and any and all other damages, losses, costs, expenses and liabilities incurred by the terminating party as a result of such Termination Event. In the event of the termination of this Agreement by a party (the

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


"Terminating Party") as a result of a Termination Event, the foregoing shall not be deemed in any way limit or relieve the Terminating Party of any liability to the non-terminating party hereto on account of a breach by the Terminating Party of any of its representations, warranties, covenants or agreements contained herein.

          (c) Except as provided in paragraph (b) of this Section
7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto (in the case of PCN, Merger Sub or the Company, by action taken by or on behalf of their respective Boards of Directors) at any time prior to the Effective Time; provided, however, that, after adoption of this Agreement by the shareholders of the Company, no amendment may be made which would under applicable law require further approval by such shareholders unless such further approval is duly obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 7.4 Extension; Waiver. At any time prior to the Effective Time, PCN, Merger Sub or the Company may, by action taken or authorized by their respective Boards of Directors, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions
contained herein.   Any such extension or waiver shall be valid
only if set forth in an instrument in writing signed by the party to be bound thereby.


                          ARTICLE VIII

                       GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations, Warranties and Agreements. (a) None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or agreement delivered in connection herewith survive the Closing, except for Sections 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10 and 1.11 hereof.


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     Section 8.2    Notices.  All notices and other communications
given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made upon receipt, if made or given by hand delivery, telecopier or facsimile transmission, or upon receipt by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to PCN or Merger Sub:

               Physician Computer Network, Inc.
               1200 The American Road
               Morris Plains, New Jersey 07950
               Attention: President
               (201) 490-3100 (telephone)
               (201) 490-3103 (telecopy)

          with copies to:

               Gordon Altman Butowsky
                 Weitzen Shalov & Wein
               114 West 47th Street
               New York, New York 10036
               Attention: Jonathan Klein, Esq.
               212-626-0879 (Telephone)
               212-626-0799 (Telecopier)

          (b) if to the Company:

               Wismer-Martin, Inc.
               N. 12828 Newport Highway
               Mead, Washington 99021
               Attention: President
               (509) 466-0396 (Telephone)
               (509) 467-4538 (Telecopier)

          with copies to:

               Paine, Hamblen, Coffin, Brooke & Miller
               717 West Sprague Avenue, Suite 1200
               Spokane, Washington 99204
               Attention: Lawrence R. Small, Esq.
               (509) 455-0396 (Telephone)
               (509) 838-0007 (Telecopier)

     Section 8.3 Interpretation; Certain Definitions. When a reference is made in this agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.


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The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used herein, the term "Material Adverse Effect" means with respect to PCN or the Company, as the case may be, any effect on the business of PCN or the Company, as the case may be, or any of its Subsidiaries that is or that a reasonable person would believe will be materially adverse to the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of PCN or the Company, as the case may be, and its Subsidiaries, taken as a whole. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     Section 8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     Section 8.6    Governing Law.  This Agreement shall be
governed by, and interpreted under, the laws of the State of Washington applicable to contracts made and to be performed therein without regard to conflicts of law principles. The consummation and effectiveness of the Merger shall be governed by, and construed in accordance with, the WBCA.

     Section 8.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required

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hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise expressly contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     Section 8.8 Publicity. The parties will consult with each other and will mutually agree upon any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

     Section 8.9 Assignment. Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.10 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     Section 8.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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     IN WITNESS WHEREOF, the parties hereto have caused this
Agreement and Plan of Merger to be executed on the date first above written.


                         PHYSICIAN COMPUTER NETWORK, INC.


                         By: /s/ Henry Green

                             Title:  President



                         NORTHWEST ACQUISITION CORP.


                         By: /s/ Henry Green

                             Title:  President


                         WISMER-MARTIN, INC.


                         By: /s/ Ronald Holden

                             Title:  Chairman & CEO